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                                                                       EXHIBIT 5

                                                                October 26, 1995

Dover Corporation
280 Park Avenue
New York, New York 10017-1292

          Re: Registration Statement on Form S-3 Relating to $250,000,000 of Notes

Dear Sirs:

     I am the Vice President, General Counsel and Secretary of Dover Corporation, a Delaware corporation ("Dover"), and, as such, I am familiar with the Registration Statement on Form S-3 (the "Registration Statement") being filed by Dover with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to $250,000,000 aggregate principal amount of notes (the "Notes") of Dover that are to be issued pursuant to an Indenture between Dover and The First National Bank of Chicago, as trustee, which is being filed as Exhibit 4 to the Registration Statement.

     For the purposes of this opinion, I have examined the Indenture and the forms of the Notes included therein. I have also examined the originals, or photostatic or certified copies, of such records of Dover, certificates of officers of Dover and of public officials, and such other documents as I have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as photostatic or certified copies, and the authenticity of the originals of such copies.

     Based upon my examination mentioned above, I am of the opinion that the issuance and sale of the Notes by Dover as contemplated in the Indenture and the Prospectus constituting part of the Registration Statement (the "Prospectus") have been duly authorized by Dover, and that, when duly executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture and the Prospectus, the Notes will constitute valid and binding obligations of Dover in accordance with their terms.

     I consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to my name appearing under the caption "Validity of the Notes" in the Prospectus. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          ROBERT G. KUHBACH